Exhibit 10.1

June 5, 2023

RGC MIDSTREAM, LLC

519 KIMBALL AVE NE

ROANOKE, VA 24016

Re: LIBOR Transition - Loan(s) Identified in Exhibit A (the “Loan(s)”)

Dear Jason Field

As a valued Atlantic Union Bank (“AUB”) client, we are providing this Notice of LIBOR Benchmark Replacement with Daily Simple SOFR and Conforming Changes to Loan Documents (this “Notice”). This Notice discusses the transition of your Loan(s) to a new interest rate based on the Secured Overnight Financing Rate (“SOFR”). The United Kingdom’s Financial Conduct Authority, the regulator of LIBOR, announced that the final publication date for a representative London Interbank Offered Rate (“LIBOR”) in US dollars will be June 30, 2023 (“LIBOR Cessation Date”). After the LIBOR Cessation Date, any interest rate which is set by reference to a LIBOR rate published after the LIBOR Cessation Date, will utilize Daily Simple SOFR, as further described below.

Your Loan(s) and related finance documents (collectively, the “Loan Documents”), together with all other related Loan Documents, are hereby amended by this notification in accordance with their terms.1 If your Loan Documents require AUB to provide you or any other party with notice of a benchmark transition event with respect to LIBOR, the implementation of a new interest rate to replace LIBOR, a benchmark replacement date, or any benchmark conforming changes in connection with the adoption and implementation of SOFR and its use and administration, this notification constitutes such notice.

If your Loan Documents require AUB to consult with you concerning the cessation of LIBOR or any of the conforming changes, this Notice constitutes AUB’s consultation with you. If you would like to consult further with AUB, please contact your AUB Relationship Manager. You should discuss any information and material contained in this Notice with your internal and external advisors.

The related interest hedge (“Interest Rate Hedge Agreement”) to your Loan Documents will also transition from LIBOR on the LIBOR Cessation Date in accordance with the terms of the LIBOR Cessation Amendment for Swaps included in Exhibit B hereto (the “LIBOR Cessation Amendment for Swaps”). THE LIBOR CESSATION AMENDMENT FOR SWAPS, ATTACHED HERETO, WILL REQUIRE THE SIGNATURE OF THE “PARTY B” TO THE RELEVANT INTEREST RATE HEDGE AGREEMENT.

It is important that you understand the terms of your Loan Documents to appreciate that Daily Simple SOFR will first be utilized for any interest calculation which is based on a rate published on or after July 1, 2023. AUB asks that you acknowledge receipt of this Notice by returning an executed copy of the signature block confirming receipt of the information contained in this Notice.

1 If you are unsure about your loan number(s), your most recent billing statements from AUB should list your loan numbers.

Next Steps

Your Loan Documents will automatically transition from LIBOR to (1) Daily Simple SOFR2 with a 5-day lookback period over the one-month calculation/accrual period, plus (2) the SOFR Adjustment (as defined below) (which is a static value, based on the tenor of USD LIBOR being replaced) (collectively the “Benchmark Replacement”). The applicable “SOFR Adjustment” for one-month replaced LIBOR tenor is 0.11448%. This SOFR Adjustment is consistent with market conventions published by the Alternative Reference Rate Committee (https://www.newyorkfed.org/arrc) and is a value based on the median historical spot difference between LIBOR and the term adjusted SOFR over a five-year period.

The terms of the LIBOR Cessation Amendment for Swaps will transition your Interest Rate Hedge Agreement(s) from hedging LIBOR to hedging Daily Simple SOFR.

The applicable margin defined in your Loan Documents will continue to apply to the Benchmark Replacement. Any benchmark floor settings and rounding of the benchmark applicable to your Loan Documents will apply to the Benchmark Replacement.

You will continue to receive statements notifying you of the payment amount you owe.

Conforming Changes

Conforming changes may also be made to your Loan Documents and Interest Rate Hedge Agreement to reflect the adoption and implementation of the Benchmark Replacement and to minimize any basis risk between your Loan(s) and your Interest Rate Hedge Agreement(s). These conforming changes do not change economic terms such as the regularity of payments or length of interest periods, but instead relate to limited changes associated with having the agreements’ terms be consistent with the execution of the new benchmark interest rate (e.g., LIBOR is published on a “London banking day”, but SOFR is published on business days when certain U.S. markets are open, so some changes are necessary to reflect this reality).

The purpose of these conforming changes is to help make the transition to SOFR administratively feasible and, to the extent we can, smooth and non-disruptive. The changes outlined in this letter will become effective on July 1, 2023 (the “Transition Date”). To the extent there is any inconsistency between this notice and the conforming changes, on one hand, and the existing Loan Documents, on the other hand, including capitalization or defined or undefined terms, the Loan Documents, your Interest Rate Hedge Agreement(s) and conforming changes should be construed and harmonized to effectuate this purpose and allow for the successful replacement of the LIBOR index rate with SOFR as provided for in this Notice.

As a general matter, regardless of whether LIBOR is reported, published on a synthetic basis or otherwise available in the market as of the Transition Date3, references in your Loan Documents to LIBOR should be deemed replaced with Daily Simple SOFR. From and after the Transition Date, any required or permitted request, making or maintenance of a credit extension based on LIBOR, shall be deemed to refer to, and be applicable to, a credit extension based on Daily Simple SOFR.

References in the Loan Documents to London, the United Kingdom, the London interbank market, the Eurodollar market, or any other analogous or similar term, including references in the terms “Business Day,” “Banking Day,” “business day,” “U.S. Government Securities Business Day” or similar terms defining the days that banks are deemed open for business, shall be disregarded.

2 The Secured Overnight Financing Rate (“SOFR”) is published daily by the Federal Reserve Bank of New York on its website at: https://www.newyorkfed.org/markets/reference-rates/sofr.

3 On April 3, 2023 the U.K. Financial Conduct Authority made an announcement requiring the ICE Benchmark Administration to publish a “synthetic” U.S. dollar LIBOR for 1-, 3-, and 6-month tenors. The announcement notes the synthetic LIBOR rate is unrepresentative and will only be published until September 30, 2024. As such, publication of synthetic LIBOR will not prevent your loan from transitioning to a new index as provided for herein.

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All notices you are required to make to us of any borrowing, continuation, renewal, extension, reinstatement, increase, conversion or prepayment of any credit extension based on LIBOR shall be deemed, in each case, to require notice thereof with respect to a credit extension based on Daily Simple SOFR in lieu of LIBOR. The following definitions are hereby added in the applicable definition section of your Loan Documents:

“Adjusted Daily Simple SOFR” shall mean Daily Simple SOFR plus the SOFR Adjustment.

“Daily Simple SOFR” shall mean for any day (a “SOFR Rate Day”), a rate per annum equal to the greater of (a) the sum of (i) SOFR for the day (such day, a “SOFR Determination Day”) that is five (5) U.S. Government Securities Business Days prior to (A) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day, or (B) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website; provided, that, if, by 5:00 pm (New York City time) on the second (2nd) U.S. Government Securities Business Day immediately following any SOFR Determination Day, SOFR in respect of such SOFR Determination Day has not been published on the SOFR Administrator’s Website and a SOFR Replacement Date with respect to the Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Day will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided, further, that, SOFR determined pursuant to this proviso shall be utilized for purposes of calculation of Adjusted Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days and (ii) the SOFR Adjustment and (b) the Floor. Any change in Adjusted Daily Simple SOFR due to a change in SOFR shall be effective from and include the effective date of such change in SOFR without notice to the Borrower.

“Floor” shall mean the floor, if any, currently provided for in your current Loan Documents; provided, if no such floor is provided, then this term shall be the same as provide for in any Interest Rate Hedge Agreement.

“SOFR” shall mean the Secured Overnight Financing Rate as administered by the SOFR Administrator (or a successor administrator).

“SOFR Administrator” shall mean the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” shall mean the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“U.S. Government Securities Business Day” means any day other than a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

Any provision that constitutes a requirement for you to compensate AUB for any increased costs or expenses related to a change of law or for reserves required by the SOFR Administrator, or any yield maintenance provision shall be modified to include, as a cost or expense subject to such provisions, any cost or expense incurred by us with respect to credit extensions utilizing Daily Simple SOFR.

Nothing in this notice shall restrict AUB’s right to make future administrative, operational, technical, or other conforming changes that AUB determines are appropriate for the adoption and implementation of the

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new interest rate utilizing Daily Simple SOFR to the extent permitted by Loan Documents and applicable law.

Continued Applicability of LIBOR

All provisions relevant to LIBOR contained in your existing Loan Documents will remain effective solely

(i) with respect to any amounts that bear interest by reference to LIBOR published prior to the Transition Date, until the first re-pricing date when such amounts transition to a rate based on Daily Simple SOFR; (ii) with respect to any dispute, retroactive adjustment, or other action or omission applicable to the Loan(s) or any advances, or requests for advances, at such time as the Loan(s) were priced at a rate based on LIBOR and (iii) to the extent that such provisions constitute benchmark or interest rate index replacement provisions applicable to LIBOR.

Information and Resources

We encourage you to learn more about the LIBOR transition by accessing any of the following:

●	AUB LIBOR Transition Center: https://www.atlanticunionbank.com/commercial/commercial- banking-education-tools/libor-transition; and
●	Your AUB Relationship Manager, who will be happy to answer questions and provide any assistance you need.

Moving from LIBOR to Daily Simple SOFR may raise a variety of economic, operational, tax, accounting, and other risks unique to you and your situation, operations and processes. By providing you with this notice, we are not providing any legal, financial, accounting, tax or investment advice upon which you should rely to make decisions. You should consult with your own legal and financial advisors for any assurances as to the consequences, or likely costs or expenses associated with any of the changes arising from the matters discussed in this notice.

Thank you for being our client. We appreciate your business.

Sincerely,

Atlantic Union Bank

ACKNOWLEDGEMENT OF RECEIPT

By my signature, I hereby represent that I am an authorized signor of the Obligor and acknowledge that I have read and understand the Notice provided herein in its entirety.

Obligor, as Borrower

By:	/s/ Jason Field
Name:	Jason Field
Title:	Authorized Person

BANKRUPTCY NOTICE: To the extent your original obligation was discharged, or is subject to an automatic stay of bankruptcy under Title 11 of the United States Code, this letter is for compliance and/or informational purposes only and does not constitute an attempt to collect a debt or to impose personal liability for such obligation. However, AUB retains rights under any security instrument that may exist related to this account, including the right to foreclose its lien (if applicable). Any negotiations or arrangements entered into do not constitute a waiver of your discharge, an attempt to collect against you personally or an attempt to revive your personal liability for the debt.

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Exhibit A

Loan(s)
7401184547; 7401521365

Exhibit B

[LIBOR Cessation Amendment for Swaps]

International Swaps and Derivatives Association, Inc.

AMENDMENT

dated as of June 30, 2023

between

Atlantic Union Bank	and	RGC MIDSTREAM, LLC

("Party A")		("Party B")

WHEREAS, on October 23, 2020, the International Swaps and Derivatives Association, Inc. (“ISDA”) published the ISDA 2020 IBOR Fallbacks Protocol (“IBOR Fallbacks Protocol”) to enable parties to Protocol Covered Documents to amend the terms of those documents by introducing new triggers and fallbacks for certain interbank offered rates referred to in those documents; and

WHEREAS, Party A and Party B have previously entered into one or more Amendment Covered Documents and have now agreed to amend the relevant Amendment Covered Documents as set out in this amendment (this “Amendment”).

NOW, THEREFORE, in consideration of the mutual agreements herein contained and with the intent to be legally bound, Party A and Party B hereby agree as follows:

1.	Incorporation of the terms of the IBOR Fallbacks Protocol

From and including the Amendment Effective Date, the terms of the Attachment to the IBOR Fallbacks Protocol are incorporated into and apply to each Amendment Covered Document and any transaction thereunder; provided, however, that the IBOR Fallbacks Supplement shall be amended as set forth in Schedule I to this Amendment (the “Alternative USD LIBOR Fallback Amendments”).

For the purposes of this Amendment, (i) the parties will each be deemed to be an ‘Adhering Party’ with respect to the IBOR Fallbacks Protocol as between themselves, (ii) references in the IBOR Fallbacks Protocol to a ‘Protocol Covered Document’ will be deemed to include references to each Amendment Covered Document and (iii) each Amendment Covered Document which (A) references a Relevant IBOR “as defined” in, or otherwise provides that the Relevant IBOR has the meaning given in, a Covered ISDA Definitions Booklet (regardless of whether such Covered ISDA Definitions Booklet is incorporated in full in that Amendment Covered Document), or (B) references a Relevant IBOR (howsoever defined), will be deemed to be a Protocol Covered Document to which, respectively, paragraph 5 or paragraph 6 of the Attachment to the IBOR Fallbacks Protocol applies.

If each of the parties subsequently becomes or is an Adhering Party to the IBOR Fallbacks Protocol by delivering an Adherence Letter to ISDA in accordance with the IBOR Fallbacks Protocol, to the extent that there is any inconsistency between this Amendment and the IBOR Fallbacks Protocol, this Amendment shall prevail in respect of each Amendment Covered Document.

2.	Further Amendments

(a)	Each Protocol Covered Confirmation is hereby amended as follows:

(i)

If the definition of “Reset Dates” (or substantially similar term) in respect of the Floating Amount in such Protocol Covered Confirmation includes only one day in respect of the Calculation Period applicable to the Floating Amount, the following shall be added immediately before the period at the end of such definition:

“; provided, that upon the occurrence of an Index Cessation Event and beginning on the first Reset Date occurring two or more London Banking Days after such Index Cessation Effective Date, additional Reset Dates shall occur on each day of each Floating Rate Calculation Period, which Reset Dates shall be subject to adjustment in accordance with the Preceding Business Day Convention”.

(ii)

If the definition of “Reset Dates” (or substantially similar term) in respect of the Floating Amount in such Protocol Covered Confirmation includes more than one day but less than all days in respect of the Calculation Period applicable to the Floating Amount, the following shall be added immediately before the period at the end of such definition:

“; provided, that upon the occurrence of an Index Cessation Event and beginning on the first Reset Date occurring two or more London Banking Days after such Index Cessation Effective Date, (i) in respect of the Floating Rate Calculation Period in which the Index Cessation Effective Date has occurred, additional Reset Dates shall occur on each day beginning on and including such first Reset Date that is two or more London Banking Days immediately following such Index Cessation Effective Date to and including the final day of such Floating Rate Calculation Period, which Reset Dates shall be subject to adjustment in accordance with the Preceding Business Day Convention; and (ii) in respect of each subsequent Floating Rate Calculation Period, additional Reset Dates shall occur on each day of each Floating Rate Calculation Period, which Reset Dates shall be subject to adjustment in accordance with the Preceding Business Day Convention”.

(iii)

If the definition of “Reset Dates” (or substantially similar term) in respect of the Floating Amount in such Protocol Covered Confirmation includes all days in respect of the Calculation Period applicable to the Floating Amount, the following shall be added immediately before the period at the end of such definition:

“provided, that upon the occurrence of an Index Cessation Event and beginning on the first Reset Date occurring two or more London Banking Days after such Index Cessation Effective Date, each Reset Date shall be subject to adjustment in accordance with the Preceding Business Day Convention”.

(iv)

Upon the occurrence of an Index Cessation Event and with effect from the first Reset Date occurring two or more London Banking Days after the Index Cessation Effective Date, (x) if either of the terms “Averaging” or “Compounding” in respect of the Floating Amount are included in such Protocol Covered Confirmation, then each of such terms shall be deleted in their entirety; and (y) the following terms shall be added to such Protocol Covered Confirmation with respect to the calculation of the Floating Amount:

“Averaging:         Weighted Average

Compounding:         Not Applicable”

(b)

If the terms of any Protocol Covered Confirmation make amendments to the definition of “USD-LIBOR-BBA” or “USD-LIBOR-BBA-Bloomberg” in effect prior to the Amendment Effective Date (“Original Protocol Covered Confirmation Amendments”), Party A and Party B agree that the Calculation Agent may, in its reasonable discretion and without the consent of either party, make any necessary conforming or ancillary changes to the IBOR Fallbacks Supplement (as amended as set forth in Schedule I to this Amendment) and to the Protocol Covered Confirmation (including the definition of “Reset Dates” and, for the avoidance of doubt, the definitions as amended pursuant to Section 2(a) above) to reflect the intent of such Original Protocol Covered Confirmation Amendments or to address a mismatch between the reference rate and other economics of your Amendment Covered Document and your other financial instruments with AUB, as such loans for which an Amendment Covered Document is intended to hedge.

3.	Overriding Fallback Provisions

For the purposes of Section 8.5 and Section 8.6 of the 2006 ISDA Definitions (or, if the ISDA Definitions Booklet incorporated into the relevant Transaction is not the 2006 ISDA Definitions, the equivalent sections within the applicable ISDA Definitions Booklet), the terms of this Amendment will not constitute “Overriding Fallback Provisions”.

4.	Representations and Acknowledgments

Each party represents to the other party that all representations made by such party in any Amendment Covered Document (as amended by this Amendment) are true and accurate in every material respect as of the Amendment Effective Date.

Party B acknowledges that it has received and reviewed, among other disclosures, the Important LIBOR Disclosure for AUB Derivatives Counterparties set forth in Schedule II hereto. Party B acknowledges and understands that the Alternative USD LIBOR Fallback Amendments (set forth in Schedule I of this Amendment) change the standard ISDA fallbacks for USD LIBOR set forth in the IBOR Fallbacks Supplement. Party B represents to Party A that it has consulted with its own advisors, as necessary, and has made its own independent determination that the Alternative USD LIBOR Fallback Amendments are appropriate for Party B’s hedging, tax, accounting and other financial objectives. Based on the foregoing, Party B has requested that the Alternative USD LIBOR Fallback Amendments be included in this Amendment and apply to the Amendment Covered Documents.

5.	Miscellaneous

5.1.	Entire Agreement; Restatement

5.1.1.

This Amendment constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings (except as otherwise provided herein) with respect thereto. Party B agrees to execute, or cause to be executed, such other documents, instruments and agreements and take such further actions reasonably requested by AUB to effectuate the provisions of this Amendment.

5.1.2.

Except for any amendment to an Amendment Covered Document made pursuant to this Amendment, all terms and conditions of an Amendment Covered Document any Credit Support Documents and any other assurance against loss and other undertakings under any documents related thereto to which it is a party will continue in full force and effect in accordance with its provisions. References to an Amendment Covered Document will be references to the relevant Amendment Covered Document as amended by this Amendment.

5.2.	Amendments

No amendment, modification or waiver in respect of the matters contemplated by this Amendment will be effective unless made in accordance with the terms of the relevant Amendment Covered Document.

5.3.	Counterparts

This Amendment may be executed and delivered in counterparts (including transmission by facsimile, electronic messaging system or e-mail), each of which will be deemed an original.

5.4.	Electronic Records and Signatures

It is agreed by the parties that the use of electronic signatures and the keeping of records in electronic form be granted the same legal effect, validity and enforceability as a signature affixed by hand or the use of a paper-based record keeping system (as the case may be) to the extent and as provided for in any applicable law.

5.5.	Heading

The headings used in this Amendment are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Amendment.

5.6.	Governing Law

This Amendment (and, to the extent possible, any non-contractual obligations arising out of or in connection with it) shall be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine), provided that the amendments to each Amendment Covered Document shall be governed by and construed in accordance with the law governing that Amendment Covered Document.

5.7.	Jurisdiction

Solely for purposes of any dispute, claim, difference or controversy arising out of, relating to or having any connection with this Amendment, including any dispute as to its existence, validity, interpretation, performance, breach or termination or the consequences of its nullity and any dispute in relation to any non-contractual obligations arising out of or in connection with it (“Proceedings”), each party irrevocably submits to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City; provided that in respect of any Proceedings relating to the amendments made by this Amendment to any Amendment Covered Document, the parties irrevocably agree to submit to the jurisdiction of the courts (or any alternate dispute resolution process) to which the parties have previously agreed in such Amendment Covered Document, to the same extent as previously agreed in respect of the exclusive or non-exclusive jurisdiction of such agreed courts (or alternate dispute resolution process).

5.8.	Waiver of Trial by Jury

EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING RELATING TO THIS AMENDMENT. EACH PARTY ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS IN THIS WAIVER OF TRIAL BY JURY PROVISION.

6.	Definitions

Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the IBOR Fallbacks Protocol or, if not defined in the IBOR Fallbacks Protocol, shall have the meanings given to them in the relevant Amendment Covered Document (including any definitions published by ISDA and incorporated therein).

For the purposes of this Amendment, the following terms will have the following meanings:

“Amendment Covered Document” means, as at the Amendment Effective Date, any document entered into between the parties hereto that would be a Protocol Covered Document if each of the parties hereto had adhered to the IBOR Fallbacks Protocol.

“Amendment Effective Date” means the date of this Amendment as specified on the first page hereof.

[Signature Page Follows]

IN WITNESS WHEREOF the parties have executed this Amendment as of the date specified first on the first page of this Amendment.

ATLANTIC UNION BANK		RGC MIDSTREAM, LLC

By:	/s/ Matthew D. Price	By:	/s/ Jason Field
Name: Matthew D. Price		Name: Jason Field
Title: Senior Vice President		Title: Authorized Person

SCHEDULE I

ALTERNATIVE USD LIBOR FALLBACK AMENDMENTS

The provisions of the IBOR Fallbacks Supplement appearing under the heading “USD-LIBOR” are hereby deleted in their entirety and replaced with the following:

“USD-LIBOR-BBA

The definition of “USD-LIBOR-BBA” in Section 7.1(ab)(xxii) of the 2006 ISDA Definitions is amended by deleting it in its entirety and restating it as follows:

“(xxii) “USD-LIBOR-BBA” means that the rate for a Reset Date will be U.S. Dollar LIBOR for a period of the Designated Maturity which appears on the Reuters Screen LIBOR01 Page at 11:55 a.m., London time (which reflects publication as of 11:00 a.m., London time) (or any amended publication time as specified by the U.S. Dollar LIBOR benchmark administrator in the U.S. Dollar LIBOR benchmark methodology), on the day that is two London Banking Days preceding that Reset Date.

No Index Cessation Effective Date with respect to U.S. Dollar LIBOR

If, by 11:55 a.m., London time (or the amended publication time for U.S. Dollar LIBOR, if any, as specified by the U.S. Dollar LIBOR benchmark administrator in the U.S. Dollar LIBOR benchmark methodology), on that Reset Date, U.S. Dollar LIBOR for a period of the Designated Maturity in respect of the Original USD Fixing Date has not been published on the Reuters Screen LIBOR01 Page and an Index Cessation Effective Date has not occurred, then the rate for that Reset Date will be U.S. Dollar LIBOR for a period of the Designated Maturity in respect of the Original USD Fixing Date, as provided by the administrator of U.S. Dollar LIBOR and published by an authorized distributor or by the administrator of U.S. Dollar LIBOR itself. If by 4:00 p.m., London time (or four hours and five minutes after the amended publication time for U.S. Dollar LIBOR), on that Reset Date, neither the administrator of U.S. Dollar LIBOR nor an authorized distributor has provided or published U.S. Dollar LIBOR for a period of the Designated Maturity in respect of the Original USD Fixing Date and an Index Cessation Effective Date has not occurred, then, unless otherwise agreed by the parties, the rate for that Reset Date will be:

(A)	a rate formally recommended for use by the administrator of U.S. Dollar LIBOR; or

(B)

a rate formally recommended for use by the Federal Reserve Board or the Federal Reserve Bank of New York or any other supervisor which is responsible for supervising U.S. Dollar LIBOR or the administrator of U.S. Dollar LIBOR, in each case, during the period of non-publication of U.S. Dollar LIBOR and for so long as an Index Cessation Effective Date has not occurred. If a rate described in sub-paragraph (A) is available, that rate shall apply. If no such rate is available but a rate described in sub-paragraph (B) is available, that rate shall apply. If neither a rate described in sub-paragraph (A) nor a rate described in sub- paragraph (B) is available, then the Calculation Agent shall determine a commercially reasonable alternative for U.S. Dollar LIBOR, taking into account any rate implemented by central counterparties and/or futures exchanges, in each case with trading volumes in derivatives or futures referencing U.S. Dollar LIBOR that the Calculation Agent considers sufficient for that rate to be a representative alternative rate.

Index Cessation Effective Date with respect to U.S. Dollar LIBOR

Upon the occurrence of an Index Cessation Event, then, on and after the first Reset Date occurring two or more London Banking Days after the Index Cessation Effective Date, the rate for a Reset Date will be determined as if references to USD-LIBOR-BBA meant the sum of (i) Fallback Rate (SOFR) for such Reset Date plus (ii) the most recently published Fallback Spread Adjustment.

No Fallback Index Cessation Effective Date with respect to Fallback Rate (SOFR)

If neither the administrator nor authorized distributors provide or publish Fallback Rate (SOFR) and a Fallback Index Cessation Effective Date with respect to Fallback Rate (SOFR) has not occurred, then, in respect of any day for which Fallback Rate (SOFR) is required, references to Fallback Rate (SOFR) will be deemed to be references to the last provided or published Fallback Rate (SOFR).

Fallback Index Cessation Effective Date with respect to Fallback Rate (SOFR)

If a Fallback Index Cessation Effective Date occurs with respect to Fallback Rate (SOFR), then, on and after the Fallback Index Cessation Effective Date with respect to Fallback Rate (SOFR), the rate for a Reset Date will be the sum of (i) the Fed Recommended Rate for the day that is five (5) SOFR Business Days prior to (x) if such Reset Date is a SOFR Business Day, such Reset Date or

(y) if such Reset Date is not a SOFR Business Day, the SOFR Business Day immediately preceding such Reset Date (with any adjustments made by the Calculation Agent to such rate as are necessary to account for any difference in term structure or tenor in comparison to Fallback Rate (SOFR)) (with any adjustments made by the Calculation Agent to such rate as are necessary to account for any difference in term structure or tenor in comparison to Fallback Rate (SOFR)) plus (ii) the most recently published Fallback Spread Adjustment.

No Fallback Index Cessation Effective Date with respect to Fed Recommended Rate

If there is a Fed Recommended Rate before the end of the first U.S. Government Securities Business Day following the Fallback Index Cessation Effective Date with respect to Fallback Rate (SOFR) but neither the administrator nor authorized distributors provide or publish the Fed Recommended Rate and a Fallback Index Cessation Effective Date with respect to it has not occurred, then, in respect of any day for which the Fed Recommended Rate is required, references to the Fed Recommended Rate will be deemed to be references to the last provided or published Fed Recommended Rate.

No Fed Recommended Rate or Fallback Index Cessation Effective Date with respect to Fed Recommended Rate

If:

(A)	there is no Fed Recommended Rate before the end of the first U.S. Government Securities Business Day following the Fallback Index Cessation Effective Date with respect to Fallback Rate (SOFR); or

(B)	there is a Fed Recommended Rate and a Fallback Index Cessation Effective Date subsequently occurs with respect to it,

then on and after such applicable date in (A) or (B) above, the rate for a Reset Date will be the sum of (i) the Overnight Bank Funding Rate on such Reset Date, as provided by the Federal Reserve Bank of New York (or a successor administrator) on the New York Fed’s Website (“OBFR”) or, if OBFR is not provided by the Federal Reserve Bank of New York (or a successor administrator), published by an authorized distributor (with any adjustments made by the Calculation Agent to such rate as are necessary to account for any difference in term structure or tenor in comparison to Fallback Rate (SOFR)), plus (ii) the most recently published Fallback Spread Adjustment.

No Fallback Index Cessation Effective Date with respect to OBFR

If neither the administrator nor authorized distributors provide or publish OBFR and a Fallback Index Cessation Effective Date with respect to OBFR has not occurred, then, in respect of any day for which OBFR is required, references to OBFR will be deemed to be references to the last provided or published OBFR.

Fallback Index Cessation Effective Date with respect to OBFR

If (A) there is no Fed Recommended Rate, or there is a Fed Recommended Rate and a Fallback Index Cessation Effective Date subsequently occurs with respect to it, and (B) a Fallback Index Cessation Effective Date also occurs with respect to OBFR, then on and after such Fallback Index Cessation Effective Date with respect to OBFR, the rate for a Reset Date will be the sum of (i) the short-term interest rate target set by the Federal Open Market Committee and published on the Federal Reserve’s Website or, if the Federal Open Market Committee does not target a single rate, the mid-point of the short-term interest rate target range set by the Federal Open Market Committee and published on the Federal Reserve’s Website (calculated as the arithmetic average of the upper bound of the target range and the lower bound of the target range, rounded, if necessary, in accordance with the method set forth in Section 8.1(c)) (the “FOMC Target Rate”) (with any adjustments made by the Calculation Agent to such rate as are necessary to account for any difference in term structure or tenor in comparison to Fallback Rate (SOFR)) plus (ii) the most recently published Fallback Spread Adjustment.

No Fallback Index Cessation Effective Date with respect to FOMC Target Rate

If neither the administrator nor authorized distributors provide or publish the FOMC Target Rate and a Fallback Index Cessation Effective Date with respect to the FOMC Target Rate has not occurred, then, in respect of any day for which the FOMC Target Rate is required, references to the FOMC Target Rate will be deemed to be references to the last provided or published FOMC Target Rate.

The provisions set out in this Rate Option are, without limitation, subject to Section 7.8, Section

7.9 and Section 8.5.

If the rate for a Reset Date is determined by reference to Fallback Rate (SOFR), Section 7.6 shall not apply.

Definitions

For these purposes:

“Original USD Fixing Date” means, in respect of a Reset Date and unless otherwise agreed, the day that is two London Banking Days preceding that Reset Date;

“U.S. Dollar LIBOR” means the U.S. Dollar wholesale funding rate known as U.S. Dollar LIBOR (London Interbank Offered Rate) provided by ICE Benchmark Administration Limited, as the administrator of the benchmark, (or a successor administrator);

“Fallback Rate (SOFR)” means, for any Reset Date, SOFR for the day that is five (5) SOFR Business Days prior to (i) if such Reset Date is a SOFR Business Day, such Reset Date or (ii) if such Reset Date is not a SOFR Business Day, the SOFR Business Day immediately preceding such Reset Date.

“SOFR” means, for any SOFR Business Day, a rate per annum equal to the Secured Overnight Financing Rate for such SOFR Business Day, as published by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator), on the New York Fed’s Website (http://www.newyorkfed.org), or any Successor Source, at approximately 3:00 p.m. (New York City time) on the immediately succeeding SOFR Business Day;

“SOFR Business Day” means any day that is both a New York Banking Day and a U.S. Government Securities Business Day;

“Fallback Spread Adjustment” means the spread adjustment relating to U.S. Dollar LIBOR, in each case, for a period of the Designated Maturity provided by Bloomberg Index Services Limited (or a successor provider as approved and/or appointed by ISDA from time to time), as the provider of the spread adjustment, on the Spread Adjustment Screen (or by other means) or provided to, and published by, authorized distributors;

“Spread Adjustment Screen” means the Bloomberg Screen corresponding to the Bloomberg ticker for the spread adjustment for U.S. Dollar LIBOR for a period of the relevant Designated Maturity accessed via the Bloomberg Screen <FBAK> <GO> Page (or, if applicable, accessed via the Bloomberg Screen <HP> <GO>) or any other published source designated by Bloomberg Index Services Limited (or a successor provider as approved and/or appointed by ISDA from time to time); and

“Fed Recommended Rate” means the rate (inclusive of any spreads or adjustments) recommended as the replacement for SOFR by the Federal Reserve Board or the Federal Reserve Bank of New York, or by a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York for the purpose of recommending a replacement for SOFR (which rate may be produced by the Federal Reserve Bank of New York or another administrator) and as provided by the administrator of that rate or, if that rate is not provided by the administrator thereof (or a successor administrator), published by an authorized distributor.”.

USD-LIBOR-BBA-Bloomberg

The definition of “USD-LIBOR-BBA-Bloomberg” in Section 7.1(ab)(xxiii) of the 2006 ISDA Definitions is amended by deleting it in its entirety and restating it as follows:

“(xxiii) “USD-LIBOR-BBA-Bloomberg” means that the rate for a Reset Date will be U.S. Dollar LIBOR for a period of the Designated Maturity which appears on the Bloomberg Screen BTMM Page under the heading “LIBOR FIX BBAM<GO>” at 11:55 a.m., London time (which reflects publication as of 11:00 a.m., London time) (or any amended publication time as specified by the U.S. Dollar LIBOR benchmark administrator in the U.S. Dollar LIBOR benchmark methodology), on the day that is two London Banking Days preceding that Reset Date.

No Index Cessation Effective Date with respect to U.S. Dollar LIBOR

If, by 11:55 a.m., London time (or the amended publication time for U.S. Dollar LIBOR, if any, as specified by the U.S. Dollar LIBOR benchmark administrator in the U.S. Dollar LIBOR benchmark methodology), on that Reset Date, U.S. Dollar LIBOR for a period of the Designated Maturity in respect of the Original USD Fixing Date has not been published on the Bloomberg Screen BTMM

Page under the heading “LIBOR FIX BBAM<GO>” and an Index Cessation Effective Date has not occurred, then the rate for that Reset Date will be U.S. Dollar LIBOR for a period of the Designated Maturity in respect of the Original USD Fixing Date, as provided by the administrator of U.S. Dollar LIBOR and published by an authorized distributor or by the administrator of U.S. Dollar LIBOR itself. If by 4:00 p.m., London time (or four hours and five minutes after the amended publication time for U.S. Dollar LIBOR), on that Reset Date, neither the administrator of U.S. Dollar LIBOR nor an authorized distributor has provided or published U.S. Dollar LIBOR for a period of the Designated Maturity in respect of the Original USD Fixing Date and an Index Cessation Effective Date has not occurred, then, unless otherwise agreed by the parties, the rate for that Reset Date will be:

(A)	a rate formally recommended for use by the administrator of U.S. Dollar LIBOR; or

(B)

a rate formally recommended for use by the Federal Reserve Board or the Federal Reserve Bank of New York or any other supervisor which is responsible for supervising U.S. Dollar LIBOR or the administrator of U.S. Dollar LIBOR, in each case, during the period of non-publication of U.S. Dollar LIBOR and for so long as an Index Cessation Effective Date has not occurred. If a rate described in sub-paragraph (A) is available, that rate shall apply. If no such rate is available but a rate described in subparagraph (B) is available, that rate shall apply. If neither a rate described in sub-paragraph (A) nor a rate described in sub- paragraph (B) is available, then the Calculation Agent shall determine a commercially reasonable alternative for U.S. Dollar LIBOR, taking into account any rate implemented by central counterparties and/or futures exchanges, in each case with trading volumes in derivatives or futures referencing U.S. Dollar LIBOR that the Calculation Agent considers sufficient for that rate to be a representative alternative rate.

Index Cessation Effective Date with respect to U.S. Dollar LIBOR

Upon the occurrence of an Index Cessation Event, then, on and after the first Reset Date occurring two or more London Banking Days after the Index Cessation Effective Date, the rate for a Reset Date will be determined as if references to USD-LIBOR-BBA-Bloomberg meant the sum of (i) Fallback Rate (SOFR) for such Reset Date plus (ii) the most recently published Fallback Spread Adjustment.

No Fallback Index Cessation Effective Date with respect to Fallback Rate (SOFR)

If neither the administrator nor authorized distributors provide or publish Fallback Rate (SOFR) and a Fallback Index Cessation Effective Date with respect to Fallback Rate (SOFR) has not occurred, then, in respect of any day for which Fallback Rate (SOFR) is required, references to Fallback Rate (SOFR) will be deemed to be references to the last provided or published Fallback Rate (SOFR).

Fallback Index Cessation Effective Date with respect to Fallback Rate (SOFR)

If a Fallback Index Cessation Effective Date occurs with respect to Fallback Rate (SOFR), then, on and after the Fallback Index Cessation Effective Date with respect to Fallback Rate (SOFR), the rate for a Reset Date will be the sum of (i) the Fed Recommended Rate for the day that is five (5) SOFR Business Days prior to (x) if such Reset Date is a SOFR Business Day, such Reset Date or

(y) if such Reset Date is not a SOFR Business Day, the SOFR Business Day immediately preceding such Reset Date (with any adjustments made by the Calculation Agent to such rate as are necessary to account for any difference in term structure or tenor in comparison to Fallback Rate (SOFR)) (with any adjustments made by the Calculation Agent to such rate as are necessary to account for any difference in term structure or tenor in comparison to Fallback Rate (SOFR)) plus (ii) the most recently published Fallback Spread Adjustment.

No Fallback Index Cessation Effective Date with respect to Fed Recommended Rate

If there is a Fed Recommended Rate before the end of the first U.S. Government Securities Business Day following the Fallback Index Cessation Effective Date with respect to Fallback Rate (SOFR) but neither the administrator nor authorized distributors provide or publish the Fed Recommended Rate and a Fallback Index Cessation Effective Date with respect to it has not occurred, then, in respect of any day for which the Fed Recommended Rate is required, references to the Fed Recommended Rate will be deemed to be references to the last provided or published Fed Recommended Rate.

No Fed Recommended Rate or Fallback Index Cessation Effective Date with respect to Fed Recommended Rate

If:

(A)	there is no Fed Recommended Rate before the end of the first U.S. Government Securities Business Day following the Fallback Index Cessation Effective Date with respect to Fallback Rate (SOFR); or

(B)	there is a Fed Recommended Rate and a Fallback Index Cessation Effective Date subsequently occurs with respect to it,

then on and after such applicable date in (A) or (B) above, the rate for a Reset Date will be the sum of (i) the Overnight Bank Funding Rate on such Reset Date, as provided by the Federal Reserve Bank of New York (or a successor administrator) on the New York Fed’s Website (“OBFR”) or, if OBFR is not provided by the Federal Reserve Bank of New York (or a successor administrator), published by an authorized distributor (with any adjustments made by the Calculation Agent to such rate as are necessary to account for any difference in term structure or tenor in comparison to Fallback Rate (SOFR)), plus (ii) the most recently published Fallback Spread Adjustment.

No Fallback Index Cessation Effective Date with respect to OBFR

If neither the administrator nor authorized distributors provide or publish OBFR and a Fallback Index Cessation Effective Date with respect to OBFR has not occurred, then, in respect of any day for which OBFR is required, references to OBFR will be deemed to be references to the last provided or published OBFR.

Fallback Index Cessation Effective Date with respect to OBFR

If (A) there is no Fed Recommended Rate, or there is a Fed Recommended Rate and a Fallback Index Cessation Effective Date subsequently occurs with respect to it, and (B) a Fallback Index Cessation Effective Date also occurs with respect to OBFR, then on and after such Fallback Index Cessation Effective Date with respect to OBFR, the rate for a Reset Date will be the sum of (i) the short-term interest rate target set by the Federal Open Market Committee and published on the Federal Reserve’s Website or, if the Federal Open Market Committee does not target a single rate, the mid-point of the short-term interest rate target range set by the Federal Open Market Committee and published on the Federal Reserve’s Website (calculated as the arithmetic average of the upper bound of the target range and the lower bound of the target range, rounded, if necessary, in accordance with the method set forth in Section 8.1(c)) (the “FOMC Target Rate”) (with any adjustments made by the Calculation Agent to such rate as are necessary to account for any difference in term structure or tenor in comparison to Fallback Rate (SOFR)) plus (ii) the most recently published Fallback Spread Adjustment.

No Fallback Index Cessation Effective Date with respect to FOMC Target Rate

If neither the administrator nor authorized distributors provide or publish the FOMC Target Rate and a Fallback Index Cessation Effective Date with respect to the FOMC Target Rate has not occurred, then, in respect of any day for which the FOMC Target Rate is required, references to the FOMC Target Rate will be deemed to be references to the last provided or published FOMC Target Rate.

The provisions set out in this Rate Option are, without limitation, subject to Section 7.8, Section

7.9 and Section 8.5.

If the rate for a Reset Date is determined by reference to Fallback Rate (SOFR), Section 7.6 shall not apply.

Definitions

For these purposes:

“Original USD Fixing Date” means, in respect of a Reset Date and unless otherwise agreed, the day that is two London Banking Days preceding that Reset Date;

“U.S. Dollar LIBOR” means the U.S. Dollar wholesale funding rate known as U.S. Dollar LIBOR (London Interbank Offered Rate) provided by ICE Benchmark Administration Limited, as the administrator of the benchmark, (or a successor administrator);

“Fallback Rate (SOFR)” means, for any Reset Date, SOFR for the day that is five (5) SOFR Business Days prior to (i) if such Reset Date is a SOFR Business Day, such Reset Date or (ii) if such Reset Date is not a SOFR Business Day, the SOFR Business Day immediately preceding such Reset Date.

“SOFR” means, for any SOFR Business Day, a rate per annum equal to the Secured Overnight Financing Rate for such SOFR Business Day, as published by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator), on the New York Fed’s Website (http://www.newyorkfed.org), or any Successor Source, at approximately 3:00 p.m. (New York City time) on the immediately succeeding SOFR Business Day;

“SOFR Business Day” means any day that is both a New York Banking Day and a U.S. Government Securities Business Day;

“Fallback Spread Adjustment” means the spread adjustment relating to U.S. Dollar LIBOR, in each case, for a period of the Designated Maturity provided by Bloomberg Index Services Limited (or a successor provider as approved and/or appointed by ISDA from time to time), as the provider of the spread adjustment, on the Spread Adjustment Screen (or by other means) or provided to, and published by, authorized distributors;

“Spread Adjustment Screen” means the Bloomberg Screen corresponding to the Bloomberg ticker for the spread adjustment for U.S. Dollar LIBOR for a period of the relevant Designated Maturity accessed via the Bloomberg Screen <FBAK> <GO> Page (or, if applicable, accessed via the Bloomberg Screen <HP> <GO>) or any other published source designated by Bloomberg Index

Services Limited (or a successor provider as approved and/or appointed by ISDA from time to time); and

“Fed Recommended Rate” means the rate (inclusive of any spreads or adjustments) recommended as the replacement for SOFR by the Federal Reserve Board or the Federal Reserve Bank of New York, or by a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York for the purpose of recommending a replacement for SOFR (which rate may be produced by the Federal Reserve Bank of New York or another administrator) and as provided by the administrator of that rate or, if that rate is not provided by the administrator thereof (or a successor administrator), published by an authorized distributor.

SCHEDULE II

IMPORTANT LIBOR DISCLOSURE FOR AUB DERIVATIVES COUNTERPARTIES

The London Interbank Offered Rate (“LIBOR”) and other Interbank Offered Rates (“IBORs”) are widely used reference rates for a vast number of financial products, including derivatives, loans and other products that you may have entered into or may be considering entering into with Atlantic Union Bank (“AUB”).

Based on announcements made on March 5, 2021, by ICE Benchmark Administration Limited (“IBA”) and the U.K. Financial Conduct Authority (“FCA”), it is currently expected that non-USD LIBOR will cease to be published after December 31, 2021 and that the most widely used USD LIBOR tenor settings will cease to be published or be non-representative benchmarks after June 30, 2023. The Federal Reserve and other official sector representatives have also communicated guidance that supervised institutions, including AUB, should stop entering into new contracts referencing USD LIBOR no later than December 31, 2021.

There is still considerable work needed to prepare for an environment in which derivatives instruments and other financial products are no longer linked to LIBOR. Regulators, trade associations and market participants, including AUB, are actively involved in these preparations. As part of this work, the Alternative Reference Rates Committee (“ARRC”), a group of private market participants convened by the Board of Governors of the Federal Reserve System and the Federal Reserve Bank of New York to help ensure a successful transition away from U.S. Dollar (“USD”) LIBOR, has recommended the Secured Overnight Financing Rate (“SOFR”) as the alternative reference rate for USD LIBOR. Notwithstanding the ARRC’s recommendation for SOFR to be the alternative reference rate for USD LIBOR, at present, it is not possible to state with certainty that SOFR will be widely adopted as the alternative reference rate for USD LIBOR. For example, the Bloomberg Short-Term Bank Yield Index (“BSBY”), which incorporates bank credit spreads and defines a forward-looking term structure, has recently gained traction as a potential alternative reference rate for USD LIBOR.

The contractual terms of your existing derivatives instruments with AUB executed prior to January 25, 2021, provide a process for determining a fallback rate if LIBOR is not published on a given day. However, these contractual fallback methods do not specify a fallback rate that would take effect, and may not produce a reliable fallback rate, or any fallback rate, when LIBOR is permanently discontinued. In addition, upon the discontinuation of LIBOR, various financial instruments may (i) utilize a different method by which a fallback rate is determined and implemented, (ii) calculate the same fallback rate differently or otherwise use different conventions with respect to the same fallback rate and/or (iii) make inconsistent changes to other economic terms. Any of these differences could result in a mismatch between the reference rate or other economics in your derivatives instruments and your other financial instruments, such as loans for which a derivatives instrument is intended as a hedge. Further, alternative reference rates (including but not limited to SOFR and BSBY) will not perfectly correlate with LIBOR, and falling back to any such alternative reference rates may cause the value of your derivatives transactions to change. As a result of the lack of clarity and uncertainty in connection with a discontinuation of LIBOR, potential mismatches that may result between financial instruments and potential valuation changes, you could be disadvantaged economically.

On October 23, 2020, the International Swaps and Derivatives Association, Inc. (“ISDA”) published amendments to its derivatives definitions to include fallback provisions to specific rates that would take effect and provide certainty if USD LIBOR or another key IBOR is permanently discontinued or an applicable regulator announces that such IBOR is no longer a representative rate. Under the updated ISDA definitions, if a USD LIBOR tenor referenced in a derivative transaction is no longer provided or is non- representative and a shorter tenor and longer tenor for USD LIBOR continue to be provided (and are not non-representative), the rate for the derivative will be determined using linear interpolation. Otherwise, under the new ISDA fallback provisions, USD LIBOR will fall back to term adjusted SOFR

(compounded in arrears) plus a spread adjustment. The spread adjustment is fixed and was calculated based on a five-year median look-back of the historical spot difference between USD LIBOR and the term adjusted SOFR prior to the IBA and FCA announcements on March 5, 2021 (the specific spread adjustment for each USD LIBOR tenor can be accessed through the Bloomberg IBOR Fallbacks Technical Notice referenced below). Unless a different fallback methodology or alternative reference rate is specifically designated in the derivative contract as the fallback rate, these new ISDA fallback provisions will apply to each derivative transaction executed or amended on or after January 25, 2021.

Such new ISDA fallback provisions will not apply to your legacy derivatives transactions executed prior to January 25, 2021, directly, unless such contracts are amended to incorporate these new fallbacks. However, on January 26, 2023, the Board of Governors of the Federal Reserve System published its final rule (the “LIBOR Act Final Rule”) in the Federal Register to implement the Adjustable Interest Rate (LIBOR) Act. The LIBOR Act Final Rule establishes benchmark replacements for contracts governed by U.S. law that reference certain tenors of USD LIBOR (the overnight and one-, three-, six-, and 12-month tenors) and your legacy derivatives transactions executed prior to January 25, 2021 which are covered by the LIBOR Act Final Rule will transition from USD LIBOR as-if they did incorporate the new ISDA fallback provisions. The LIBOR Act Final Rule may not impact some or any of your legacy derivatives transactions, particularly any that are not governed by US law or reference tenors of USD LIBOR other than the overnight or one-, three-, six-, or 12-month tenors.

As a result, in order to avoid the lack of clarity regarding the rate that your legacy derivatives contracts would reference upon the discontinuation of LIBOR, you should consider either (1) adhering to the ISDA 2020 IBOR Fallbacks Protocol as a means to include new fallbacks in your legacy derivatives contracts and/or (2) bilaterally amending such legacy derivative contracts to include sufficient fallback provisions. AUB has adhered to the ISDA 2020 IBOR Fallbacks Protocol. Your adherence to the ISDA 2020 IBOR Fallbacks Protocol will amend your legacy derivatives contracts with other adhering parties so that such derivatives contracts include the new ISDA fallbacks but will not result in the inclusion of the ISDA fallbacks in contracts with counterparties that do not similarly adhere. Any amendment to your existing derivatives contracts, either pursuant to adherence to the ISDA 2020 IBOR Fallbacks Protocol or bilateral amendments, may require you to obtain prior consent of third parties.

Even if the new ISDA fallback provisions, or any alternative fallback provisions that may be agreed among the parties, are incorporated into your new and legacy derivatives contracts, the discontinuation or non- representativeness determination as to LIBOR and the application of such fallback provisions may result in a mismatch between the reference rate and other economics of your derivatives instruments and your other financial instruments, such as loans for which a derivatives instrument is intended as a hedge. In this regard, it is important for you to determine any such potential mismatches between fallback provisions in LIBOR- impacted derivatives contracts and other LIBOR-linked financial products. Further, the new ISDA fallback provisions or any alternative fallback provisions could result in unintended economic outcomes when applied to non-linear transactions, such as swaptions and interest rate caps/floors.

Pursuant to the Alternative USD LIBOR Fallback Amendments provided to you by AUB, the terms of the Alternative USD LIBOR Fallback Amendment’s terms will prevail and control even if the parties subsequently becomes or is an Adhering Party to the IBOR Fallbacks Protocol by delivering an Adherence Letter to ISDA in accordance with the IBOR Fallbacks Protocol.

You should review the terms of your derivatives contracts and other financial instruments, and consult with your own independent advisors, to determine if adhering to the ISDA 2020 IBOR Fallbacks Protocol and/or entering into bilateral amendments to existing agreements is appropriate and will meet your hedging, tax and accounting objectives.

Prior to entering into any new IBOR-linked product, including USD LIBOR-linked derivatives transactions, we strongly urge you to ensure that you:

■

Understand that, during the lifetime of the product, the applicable IBOR may cease to be published or be a representative benchmark, and therefore may not be appropriate in a number of different ways and/or for a variety of reasons;

■

Understand how the current fallback provisions of the product would operate, and recognize that amendments to the product or other actions may be required or become desirable as the market continues to evolve in response to IBOR reform; and

■

Review the terms of your other IBOR-linked products, such as loan agreements, and consider whether IBOR reform could directly or indirectly result in a mismatch of the reference rates or other economic terms that apply across your portfolio.

The transition from LIBOR and other IBORs to alternative reference rates is a complex process with many current uncertainties. We are providing you this information to ensure that you are aware of the proposed LIBOR and IBOR reforms and associated risks and other considerations. We note that AUB does not owe you any duties, nor have any liability to you, in relation to any IBOR reform-related developments. Nothing contained herein should be construed as legal, accounting, tax, trading or other professional advice. We strongly encourage you to consult your own independent advisors to assess IBOR reform prior to (1) entering any derivatives transaction or other IBOR-linked product and (ii) adhering to the ISDA 2020 IBOR Fallbacks Protocol and/or entering into bilateral amendments to legacy agreements.

For more information on benchmark reform related to LIBOR and other IBORs, as well as information specific about the relevant rates, please see:

■	ISDA IBOR Alternative Reference Rates Disclosure (October 2020): https://www.isda.org/a/aorTE/IBOR-Alternative-Reference-Rates-Disclosure-October-2020.pdf

■	ISDA’s Benchmark Reform and Transition from LIBOR InfoHub: https://www.isda.org/2022/05/16/benchmark-reform-and-transition-from-libor/

■	Bloomberg IBOR Fallbacks – Technical Notice – Spread Fixing Event for LIBOR: https://assets.bbhub.io/professional/sites/10/IBOR-Fallbacks-LIBOR- Cessation_Announcement_20210305.pdf

■	AUB LIBOR Transition Center: https://www.atlanticunionbank.com/commercial/commercial- banking-education-tools/libor-transition